                                                                     EXHIBIT 4.1


NUMBER
ST-



                                                                COMMON STOCK
                                                                   SHARES

                                                              -----------------
                                                              CUSIP 85857R 10 5

                                 STEMCELLS, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

           THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MASSACHUSETTS,
                 JERSEY CITY, NEW JERSEY OR NEW YORK, NEW YORK

                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS


THIS CERTIFIES THAT


is the owner of

fully paid and non-assessable shares of the COMMON STOCK, $.01 par value, of

                                STEMCELLS, INC.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

      This certificate and the shares of Common Stock represented hereby are received and held subject to the laws of the State of Delaware and to the Restated Certificate of Incorporation and the Bylaws of the Corporation, all as from time to time amended, and the owner of this certificate by accepting the same expressly assents thereto. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by the facsimile signatures of its duly authorized officers and a facsimile of its corporate seal to be hereunto affixed.


Dated:                                                                                  STEMCELLS, INC.


Dated:                                                      STEMCELLS, INC              /s/ Martin M. McGlynn
                                                              CORPORATE
COUNTERSIGNED AND REGISTERED:                                    SEAL                                   PRESIDENT AND
        EQUISERVE TRUST COMPANY, N.A.                            1988                         CHIEF EXECUTIVE OFFICER
                                TRANSFER AGENT                 DELAWARE
                                 AND REGISTRAR
BY /s/ Stephen ????                                                                     /s/ Iris Brest

                            AUTHORIZED OFFICER                                          SECRETARY AND GENERAL COUNSEL


           (C) SECURITY-COLUMBIAN UNITED STATES BANKNOTE CORPORATION

                                 STEMCELLS, INC.

      Provisions establishing the preferences, voting powers, qualifications and special and relative rights of the shares of each class or series of authorized stock of the corporation, including the shares represented by this certificate, are set forth in the Certificate of Incorporation of the corporation, as from time to time amended, filed in the office of the Secretary of The State of Delaware, and the corporation will furnish a copy of said provisions to the holder of this certificate upon written request without charge.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT -        Custodian
TEN ENT - as tenants by the entireties                          (Cust)           (Minor)
JT TEN - as joint tenants with right of                         under Uniform Gifts to Minors
         survivorship and not as tenants                        Act
         in common                                                          (State)

     Additional abbreviations may also be used though not in the above list.

For value received                        hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

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PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

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                                                                          Shares
-------------------------------------------------------------------------
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                        Attorney
-----------------------------------------------------------------------
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated,
      ----------------------------------

                                         --------------------------------------
                                         NOTICE: THE SIGNATURE TO THIS
                                         ASSIGNMENT MUST CORRESPOND WITH THE
                                         NAME AS WRITTEN UPON THE FACE OF THE
                                         CERTIFICATE IN EVERY PARTICULAR,
                                         WITHOUT ALTERATION OR ENLARGEMENT OR
                                         ANY CHANGE WHATEVER.

      Signature(s) Guaranteed:
                              --------------------------------------------------
                              THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                              ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                              STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

This certificate also evidences and entitles the holder hereof to certain Rights set forth in a Rights Agreement between the issuer and EquiServe Trust Company, N.A., as Rights Agent (the "Rights Agent"), dated as of July 27, 1998 (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal offices of both the issuer and the Rights Agent. The Rights Agent will mail to the registered holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge upon written request. Under certain circumstances set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by any Person who is, was or becomes, or acquires shares from, an Acquiring Person or any Affiliate of an Acquiring Person (as each such term is defined in the Rights Agreement and generally relating to the ownership or purchase of large shareholdings), whether currently held by or on behalf of such Person or Affiliate or by certain subsequent holders, may become null and void.